Exhibit 3

1

For Ministry Use Only
*À l'usage exclusif du ministère*

Ontario Corporation Number
*Numéro de la société en Ontario*

1236943

Ontario Ministry of Government Services — Ministère des Services gouvernementaux

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JUNE 29 JUIN, 2012

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 8
*Business Corporations Act*

*Formule 8*
*Loi sur les sociétés par actions*

## ARTICLES OF ARRANGEMENT
## *STATUTS D'ARRANGEMENT*

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
*Dénomination sociale de la société :* (Écrire en LETTRES MAJUSCULES SEULEMENT) :

DENISON MINES CORP.

2. The new name of the corporation if changed by the arrangement: (Set out in BLOCK CAPITAL LETTERS)
*Nouvelle dénomination sociale de la société si elle est modifiée par suite de l'arrangement :* (Écrire en LETTRES MAJUSCULES SEULEMENT)

3. Date of incorporation/amalgamation: / *Date de la constitution ou de la fusion :*

1997/05/09

Year, Month, Day / *année, mois, jour*

4. The arrangement has been approved by the shareholders of the corporation in accordance with section 182 of the *Business Corporation Act.* / *Les actionnaires de la société ont approuvé l'arrangement conformément à l'article 182 de la Loi sur les sociétés par actions.*

5. A copy of the arrangement is attached to these articles as Exhibit "A" / *Une copie de l'arrangement constitute l'annexe «A».*

6. The arrangement was approved by the court on / *La cour a approuvé l'arrangement le*

2012/06/27

Year, Month, Day / *année, mois, jour*

and a certified copy of the Order of the court is attached to these articles as Exhibit "B". / *Une copie certifiée conforme de l'ordonnance de la cour constitue l'annexe «B».*

7. The terms and conditions to which the scheme is made subject by the Order have been complied with.
*Les conditions que l'ordonnance impose au projet d'arrangement ont été respectées.*

These articles are signed in duplicate. / *Les présents statuts sont signés en double exemplaire.*

Denison Mines Corp.

Name of Corporation / *Dénomination sociale de la société*

By/
*Par :*

Signature / *Signature*

President & Chief Executive Officer

Description of Office / *Fonctions*

07163 (03/2006)

EXHIBIT “A”

PLAN OF ARRANGEMENT

UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1—DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Plan of Arrangement, unless the context otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings ascribed to them below:

(a)	“Arrangement” means the arrangement under the provisions of the OBCA on the terms and subject to the conditions set forth in this Plan of Arrangement, subject to any amendment or supplement hereto made in accordance with the Arrangement Agreement, the provisions hereof or at the direction of the Court in the Final Order;

(b)	“Acquired Debt” shall have the meaning ascribed thereto in the Arrangement Agreement;

(c)	“Arrangement Agreement” means the Arrangement Agreement dated as of May 23, 2012, between EFI and Denison, as amended, amended and restated or supplemented prior to the Effective Date;

(d)	“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in Toronto, Ontario;

(e)	“Court” means the Ontario Superior Court of Justice;

(f)	“Denison” means Denison Mines Corp., a corporation existing under the OBCA;

(g)	“Denison Class A Shares” shall have the meaning ascribed thereto in section 3.1(c)(i)(A);

(h)	“Denison Meeting” means the special meeting of the Denison Shareholders and any adjournments thereof, to be held to, among other things, consider and, if deemed advisable, approve the Arrangement;

(i)	“Denison Shareholders” means the holders of Denison Shares;

(j)	“Denison Shares” means the voting, common shares in the capital of Denison as constituted immediately prior to the Effective Time;

(k)	“Depositary” means such trust company, bank or financial institution agreed to in writing between EFl and Denison for the purpose of, among other things, issuing certificates representing EFI Payment Shares to the Denison Shareholders in connection with the Arrangement;

(l)	“Dissent Procedures” shall have the meaning ascribed thereto in section 4.1;

(m)	“Dissent Right” shall have the meaning ascribed thereto in section 4.1;

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(n)	“Dissenting Shareholder” means a holder of Denison Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Denison Shares;

(o)	“Distribution Record Date” means the close of business on the Business Day immediately preceding the Effective Date, established for the purpose of determining the Denison Shareholders entitled to receive New Common Shares and an assignment of a portion of the principal amount of the EFI Note pursuant to this Plan of Arrangement;

(p)	“Effective Date” means the date shown on the certificate of arrangement issued under the OBCA giving effect to the Arrangement;

(q)	“Effective Time” means 11:59 p.m. (Toronto time) on the Effective Date;

(r)	“EFI” means Energy Fuels Inc., a corporation continued under the OBCA;

(s)	“EFI Common Shares” means the issued and outstanding common shares of EFI as constituted on the Effective Date;

(t)	“EFI Note” means the non-interest bearing promissory note issued to Denison by EFI with a principal amount equal to the aggregate fair market value, determined as of the Effective Date, of the EFI Payment Shares;

(u)	“EFI Payment Shares” means 425,441,494 common shares in the capital of EFI as constituted on May 23, 2012 or, if the EFI Share Consolidation is effected prior to the Effective Date, 42,544,149 common shares in the capital of EF1 after giving effect to the EFI Share Consolidation;

(v)	“EFI Post-Consolidation Common Shares” means common shares in the capital of EFI after giving effect to the EFI Share Consolidation;

(w)	“EFI Share Consolidation” means the proposed share consolidation of the EFI Common Shares on the basis of one (1) EFI Post-Consolidation Common Share for each ten (10) EFI Common Shares;

(x)	“Final Order” means the final order of the Court approving the Arrangement;

(y)	“Interim Order” means the interim order of the Court made pursuant to subsection 182(5) of the OBCA in connection with the Arrangement, including any amendment thereto;

(z)	“New Common Shares” means a new class of voting common shares without par value which Denison will create and issue as described in section 3.1 of this Plan of Arrangement and for which the Denison Shares are, in part, to be exchanged under this Plan of Arrangement and which, immediately after completion of the transactions comprising the Plan of Arrangement, will be identical in every relevant respect to the Denison Shares immediately prior to the Effective Time;

(aa)	“OBCA” means the Business Corporations Act (Ontario);

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(bb)	“Plan of Arrangement” means this plan of arrangement, as amended, modified or supplemented from time to time;

(cc)	“Purchase and Sale Transaction” shall have the meaning ascribed thereto in the Arrangement Agreement;

(dd)	“Purchased Shares” shall have the meaning ascribed thereto in the Arrangement Agreement;

(ee)	“Share Consideration” means cash in the aggregate amount of Cdn$ 10.00; and

(ff)	“Tax Act” means the Income Tax Act (Canada);

1.2	Meaning

Words and phrases used herein and defined in the OBCA and not otherwise defined herein shall have the same meaning herein as in the OBCA unless the context otherwise requires.

1.3	Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.4	Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.5	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6	Statutory References

Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.7	Currency

Unless otherwise stated, all references herein to amounts of money are expressed in lawful money of Canada.

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1.8	Time of the Essence

Time shall be of the essence with respect to every provision of this Plan of Arrangement.

ARTICLE 2—ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

ARTICLE 3—ARRANGEMENT

3.1	Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur sequentially in the following order at separate moments in time without any further act or formality:

(a)	Denison and EFI shall complete the Purchase and Sale Transaction pursuant to which Denison shall sell to EFI, and EFI shall purchase from Denison (i) all of the Purchased Shares in consideration for payment of the Share Consideration to Denison and (ii) all of the Acquired Debt in consideration for the issuance of the EFI Note to Denison;

(b)	each Denison Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and encumbrances, to Denison and Denison shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 4 hereof, and the name of such holder shall be removed from the central securities register as a holder of Denison Shares and such Denison Shares so transferred to Denison shall thereupon be cancelled;

(c)	in the course of a reorganization of capital:

(i)	the authorized share capital of Denison shall be reorganized and altered by:

A.	renaming and re-designating all of the issued and unissued Denison Shares as Class A common shares (the “Denison Class A Shares”) which shares shall have the same rights and restrictions as the Denison Shares except that each Denison Class A Share shall be entitled to two votes at any meeting of the Denison Shareholders, and

B.	creating an unlimited number of common shares without par value (the “New Common Shares”) with rights, privileges, restrictions and conditions identical to the Denison Shares;

(ii)	Denison’s Articles of Incorporation shall be amended to reflect the alterations in section 3.l (c)(i);

(iii)	pursuant to the reorganization, each issued and outstanding Denison Class A Share shall be exchanged for one New Common Share and an assignment by Denison of that portion of the principal amount of the EFI Note determined by dividing the fair market value of the EFI Note by the number of Denison Class A Shares outstanding;

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(iv)	the Denison Class A Shares, none of which will be allocated and issued once the steps referred to in section 3.1(c)(iii) are completed, shall be cancelled and the authorized capital of Denison shall be changed by deleting the Denison Class A Shares as a class of shares of Denison;

(v)	the amount added to the stated capital of the New Common Shares shall be the excess, if any, of (1) the paid-up capital (as that term is used for the purposes of the Tax Act) of the Denison Shares (other than the Denison Shares held by the Dissenting Shareholders) immediately prior to the Effective Time, less (2) the principal amount of the EFI Note; and the stated capital of the Denison Class A Shares shall, for greater certainty, be nil;

(vi)	Denison’s Articles of Incorporation shall be amended to reflect the alterations in section 3.l (c)(iv); and

(d)	pursuant to the terms of the EFI Note, EFI will repay the EFI Note by issuing the EFI Payment Shares to the Denison Shareholders in full and final satisfaction of the EFI Note. No fractional EFI Common Shares shall be issued. In the event that the repayment of the EFI Note would otherwise result in the issuance to a Denison Shareholder of a number of EFI Common Shares which is not a whole number, the number of EFI Common Shares to be issued to such Denison Shareholder shall be rounded down to the nearest whole number.

3.2	Post-Effective Date Procedures

(a)	On or promptly after the Effective Date, EFI shall deliver or arrange to be delivered to the Depositary certificates representing the EFI Payment Shares to be issued to the Denison Shareholders on the repayment of the EFI Note and in accordance with the provisions of the Arrangement, which certificates shall be held by the Depositary as agent and nominee for such Denison Shareholders for distribution to such Denison Shareholders in accordance with the provisions of Article 5 hereof.

(b)	Subject to the provisions of Article 5 hereof, Denison Shareholders (other than Dissenting Shareholders) shall be entitled to receive delivery of the certificates representing the EFI Common Shares to which they are entitled pursuant to the Arrangement.

3.3	Deemed Fully Paid and Non-Assessable Shares.

All New Common Shares and EFI Payment Shares issued pursuant hereto shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the OBCA.

3.4	Supplementary Actions.

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order further to document or evidence any of the transactions or events set out herein.

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ARTICLE 4—DISSENT RIGHTS

4.1	Dissent Rights

Holders of Denison Shares may exercise rights of dissent (the “Dissent Right”) pursuant to and in the manner set forth under the OBCA, as modified by the Interim Order (the “Dissent Procedures”), with respect to Denison Shares in connection with the Arrangement, provided that holders who exercise such rights of dissent and who:

(a)	are ultimately entitled to be paid fair value for their Denison Shares, which fair value shall be the fair value of the Denison Shares immediately before the passing by the holders of the Denison Shares of the resolution approving the Arrangement, shall be paid an amount equal to such fair value by Denison; or

(b)	are ultimately not entitled, for any reason, to be paid fair value for their Denison Shares shall be deemed to have participated in the Arrangement, commencing at the Effective Time, on the same basis as a non-dissenting holder of Denison Shares and shall be entitled to receive only the consideration contemplated in Section 3.1 hereof that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights, but in no case shall EFI, Denison or any other person be required to recognize holders of Denison Shares who exercise Dissent Rights as holders of Denison Shares after the time that is immediately prior to the Effective Time, and the names of such holders of Denison Shares who exercise Dissent Rights shall be deleted from the central securities register as holders of Denison Shares at the Effective Time.

ARTICLE 5—CERTIFICATES

5.1	Denison Class A Shares

Recognizing that the Denison Shares shall be renamed and re-designated as Denison Class A Shares pursuant to subsection 3.1 (c)(i)(A) and that the Denison Class A Shares shall be exchanged partially for New Common Shares pursuant to subsection 3.1(c)(iii), Denison shall not issue replacement share certificates representing the Denison Class A Shares.

5.2	EFI Payment Shares

On or immediately prior to the Effective Time. EFI shall deliver or arrange to be delivered to the Depositary certificates representing the EFI Payment Shares for distribution to the Denison Shareholders, together with an irrevocable direction to distribute and transfer the EFI Payment Shares to the Denison Shareholders in accordance with this Plan of Arrangement.

5.3	New Common Shares

From and after the Effective Date, share certificates representing Denison Shares not deemed to have been cancelled pursuant to Article 4 shall for all purposes be deemed to be share certificates representing New Common Shares, and no new share certificates shall be issued with respect to the New Common Shares issued in connection with the Arrangement.

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5.4	Interim Period

Any Denison Shares traded after the Distribution Record Date will represent New Common Shares as of the Effective Date and shall not carry any rights to receive a pro rata portion of the EFI Note or EFI Payment Shares.

5.5	Withholding Rights

Denison and the Depositary shall be entitled to deduct and withhold from all dividends or other distributions otherwise payable to any Denison Shareholder such amounts as Denison or the Depositary is required or permitted to deduct and withhold with respect to such payment under the tax Act, the United States Internal Revenue Code of 1986, as amended, or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Denison Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

5.6	Legality of Distribution of EFI Payment Shares

Notwithstanding anything else in this Plan of Arrangement, if it appears to EFI that it would be contrary to applicable law to issue EFI Payment Shares in repayment of the EFI Note pursuant to the Arrangement to a person that is not a resident of Canada or the United States, the EFI Payment Shares that otherwise would be issued, as the case may be, to that person will be issued, as the case may be, and delivered to the Depositary for sale of the EFI Payment Shares by the Depositary on behalf of that person. The EFI Payment Shares delivered to the Depositary will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depositary determines in its sole discretion. The Depositary shall not be obligated to seek or obtain a minimum price for any of the EFI Payment Shares sold by it. Each such person will receive a pro rata share of the cash proceeds from the sale of the EFI Payment Shares sold by the Depositary (less commissions, other reasonable expenses incurred in connection with the sale of the EFI Payment Shares and any amount withheld in respect of applicable taxes) in lieu of EFI Payment Shares. The payment of the net proceeds will be subject to Section 5.5. None of EFI, Denison or the Depositary will be liable for any loss arising out of any such sales.

ARTICLE 6—AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)	EFI and Denison reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) agreed to in writing by EFI and Denison, (iii) filed with the Court if required by the Interim Order and, if made following the Denison Meeting, approved by the Court, and (iv) communicated to holders or former holders of Denison Shares if and as required by the Court.

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(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Denison at any time prior to the Denison Meeting provided that EFI shall have consented thereto in writing, and, if so proposed and accepted by the persons voting at the Denison Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Denison Meeting shall be effective only if: (i) it is consented to in writing by each of EFI and Denison: and (ii) if required by the Court, it is consented to by holders of the Denison Shares voting in the manner directed by the Court.

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EXHIBIT “B”

FINAL ORDER

THIS APPLICATION, made by the Applicant, Denison Mines Corp. (“Denison”), for a final order approving an arrangement under section 182 of the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16, as amended (the “OBCA”), was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Application issued on May 22, 2012, the affidavit of James R. Anderson sworn May 23, 2012 and the Supplementary Affidavit of James R. Anderson sworn June 25, 2012, together with the exhibits thereto,

AND ON HEARING the submissions of the lawyers for Denison, no one else appearing who has been duly served with the Notice of Application,

IT IS HEREBY ORDERED AND DECLARED THAT:

1. The arrangement involving Denison and Energy Fuels Inc., as set out in the Plan of Arrangement (the “Arrangement”) attached hereto as Schedule “A” is an arrangement within the meaning of section 182 of the OBCA;

2. The Arrangement is fair and reasonable to the parties affected and is hereby approved by this Court pursuant to section 182 of the OBCA; and

3. Denison or its successors shall be entitled to seek leave to vary this Order, to seek the advice and direction of this Court as to the implementation of this Order, or to apply for such further order or orders as may be appropriate, should that be necessary, upon such terms and upon the giving of such notice as this Honourable Court may direct.

ENTERED AT / INSCRIT A TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO.:

JUN 27 2012

PLAN OF ARRANGEMENT

UNDER SECTION 182 OF THE

BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1—DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings ascribed to them below:

(a)	“Arrangement” means the arrangement under the provisions of the OBCA on the terms and subject to the conditions set forth in this Plan of Arrangement, subject to any amendment or supplement hereto made in accordance with the Arrangement Agreement, the provisions hereof or at the direction of the Court in the Final Order;

(b)	“Acquired Debt” shall have the meaning ascribed thereto in the Arrangement Agreement;

(c)	“Arrangement Agreement” means the Arrangement Agreement dated as of May 23, 2012, between EFI and Denison, as amended, amended and restated or supplemented prior to the Effective Date;

(d)	“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in Toronto, Ontario;

(e)	“Court” means the Ontario Superior Court of Justice;

(f)	“Denison” means Denison Mines Corp., a corporation existing under the OBCA;

(g)	“Denison Class A Shares” shall have the meaning ascribed thereto in section 3.1(c)(i)(A);

(h)	“Denison Meeting” means the special meeting of the Denison Shareholders and any adjournments thereof, to be held to, among other things, consider and, if deemed advisable, approve the Arrangement;

(i)	“Denison Shareholders” means the holders of Denison Shares;

(j)	“Denison Shares” means the voting, common shares in the capital of Denison as constituted immediately prior to the Effective Time;

(k)	“Depositary” means such trust company, bank or financial institution agreed to in writing between EFI and Denison for the purpose of, among other things, issuing certificates representing EFI Payment Shares to the Denison Shareholders in connection with the Arrangement;

(1)	“Dissent Procedures” shall have the meaning ascribed thereto in section 4.1;

(m)	“Dissent Right” shall have the meaning ascribed thereto in section 4.1;

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(n)	“Dissenting Shareholder” means a holder of Denison Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Denison Shares;

(o)	“Distribution Record Date” means the close of business on the Business Day immediately preceding the Effective Date, established for the purpose of determining the Denison Shareholders entitled to receive New Common Shares and an assignment of a portion of the principal amount of the EFI Note pursuant to this Plan of Arrangement;

(p)	“Effective Date” means the date shown on the certificate of arrangement issued under the OBCA giving effect to the Arrangement;

(q)	“Effective Time” means 11:59 p.m. (Toronto time) on the Effective Date;

(r)	“EFI” means Energy Fuels Inc., a corporation continued under the OBCA;

(s)	“EFI Common Shares” means the issued and outstanding common shares of EFI as constituted on the Effective Date;

(t)	“EFI Note” means the non-interest bearing promissory note issued to Denison by EFI with a principal amount equal to the aggregate fair market value, determined as of the Effective Date, of the EFI Payment Shares;

(u)	“EFI Payment Shares” means 425,441,494 common shares in the capital of EFI as constituted on May 23, 2012 or, if the EFI Share Consolidation is effected prior to the Effective Date, 42,544,149 common shares in the capital of EFI after giving effect to the EFI Share Consolidation;

(v)	“EFI Post-Consolidation Common Shares” means common shares in the capital of EFI after giving effect to the EFI Share Consolidation;

(w)	“EFI Share Consolidation” means the proposed share consolidation of the EFI Common Shares on the basis of one (1) EFI Post-Consolidation Common Share for each ten (10) EFI Common Shares;

(x)	“Final Order” means the final order of the Court approving the Arrangement;

(y)	“Interim Order” means the interim order of the Court made pursuant to subsection 182(5) of the OBCA in connection with the Arrangement, including any amendment thereto;

(z)	“New Common Shares” means a new class of voting common shares without par value which Denison will create and issue as described in section 3.1 of this Plan of Arrangement and for which the Denison Shares are, in part, to be exchanged under this Plan of Arrangement and which, immediately after completion of the transactions comprising the Plan of Arrangement, will be identical in every relevant respect to the Denison Shares immediately prior to the Effective Time;

(aa)	“OBCA” means the Business Corporations Act (Ontario);

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(bb)	“Plan of Arrangement” means this plan of arrangement, as amended, modified or supplemented from time to time;

(cc)	“Purchase and Sale Transaction” shall have the meaning ascribed thereto in the Arrangement Agreement;

(dd)	“Purchased Shares” shall have the meaning ascribed thereto in the Arrangement Agreement;

(ee)	“Share Consideration” means cash in the aggregate amount of Cdn$10.00; and

(ff)	“Tax Act” means the Income Tax Act (Canada);

1.2 Meaning

Words and phrases used herein and defined in the OBCA and not otherwise defined herein shall have the same meaning herein as in the OBCA unless the context otherwise requires.

1.3 Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.4 Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.5 Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6 Statutory References

Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.7 Currency

Unless otherwise stated, all references herein to amounts of money are expressed in lawful money of Canada.

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1.8	Time of the Essence

Time shall be of the essence with respect to every provision of this Plan of Arrangement.

ARTICLE 2—ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

ARTICLE 3—ARRANGEMENT

3.1	Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur sequentially in the following order at separate moments in time without any further act or formality:

(a)	Denison and EFI shall complete the Purchase and Sale Transaction pursuant to which Denison shall sell to EFI, and EFI shall purchase from Denison (i) all of the Purchased Shares in consideration for payment of the Share Consideration to Denison and (ii) all of the Acquired Debt in consideration for the issuance of the EFI Note to Denison;

(b)	each Denison Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and encumbrances, to Denison and Denison shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 4 hereof, and the name of such holder shall be removed from the central securities register as a holder of Denison Shares and such Denison Shares so transferred to Denison shall thereupon be cancelled;

(c)	in the course of a reorganization of capital:

(i)	the authorized share capital of Denison shall be reorganized and altered by:

A.	renaming and re-designating all of the issued and unissued Denison Shares as Class A common shares (the “Denison Class A Shares”) which shares shall have the same rights and restrictions as the Denison Shares except that each Denison Class A Share shall be entitled to two votes at any meeting of the Denison Shareholders, and

B.	creating an unlimited number of common shares without par value (the “New Common Shares”) with rights, privileges, restrictions and conditions identical to the Denison Shares;

(ii)	Denison’s Articles of Incorporation shall be amended to reflect the alterations in section 3.1(c)(i);

(iii)	pursuant to the reorganization, each issued and outstanding Denison Class A Share shall be exchanged for one New Common Share and an assignment by Denison of that portion of the principal amount of the EFI Note determined by dividing the fair market value of the EFI Note by the number of Denison Class A Shares outstanding;

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(iv)	the Denison Class A Shares, none of which will be allocated and issued once the steps referred to in section 3.1(c)(iii) are completed, shall be cancelled and the authorized capital of Denison shall be changed by deleting the Denison Class A Shares as a class of shares of Denison;

(v)	the amount added to the stated capital of the New Common Shares shall be the excess, if any, of (1) the paid-up capital (as that term is used for the purposes of the Tax Act) of the Denison Shares (other than the Denison Shares held by the Dissenting Shareholders) immediately prior to the Effective Time, less (2) the principal amount of the EFI Note; and the stated capital of the Denison Class A Shares shall, for greater certainty, be nil;

(vi)	Denison’s Articles of Incorporation shall be amended to reflect the alterations in section 3.1(c)(iv); and

(d)	pursuant to the terms of the EFI Note, EFI will repay the EFI Note by issuing the EFI Payment Shares to the Denison Shareholders in full and final satisfaction of the EFI Note. No fractional EFI Common Shares shall be issued. In the event that the repayment of the EFI Note would otherwise result in the issuance to a Denison Shareholder of a number of EFI Common Shares which is not a whole number, the number of EFI Common Shares to be issued to such Denison Shareholder shall be rounded down to the nearest whole number.

3.2	Post-Effective Date Procedures

(a)	On or promptly after the Effective Date, EFI shall deliver or arrange to be delivered to the Depositary certificates representing the EFI Payment Shares to be issued to the Denison Shareholders on the repayment of the EFI Note and in accordance with the provisions of the Arrangement, which certificates shall be held by the Depositary as agent and nominee for such Denison Shareholders for distribution to such Denison Shareholders in accordance with the provisions of Article 5 hereof.

(b)	Subject to the provisions of Article 5 hereof, Denison Shareholders (other than Dissenting Shareholders) shall be entitled to receive delivery of the certificates representing the EFI Common Shares to which they are entitled pursuant to the Arrangement.

3.3	Deemed Fully Paid and Non-Assessable Shares.

All New Common Shares and EFI Payment Shares issued pursuant hereto shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the OBCA.

3.4	Supplementary Actions.

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order further to document or evidence any of the transactions or events set out herein.

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ARTICLE 4—DISSENT RIGHTS

4.1	Dissent Rights

Holders of Denison Shares may exercise rights of dissent (the “Dissent Right”) pursuant to and in the manner set forth under the OBCA, as modified by the Interim Order (the “Dissent Procedures”), with respect to Denison Shares in connection with the Arrangement, provided that holders who exercise such rights of dissent and who:

(a)	are ultimately entitled to be paid fair value for their Denison Shares, which fair value shall be the fair value of the Denison Shares immediately before the passing by the holders of the Denison Shares of the resolution approving the Arrangement, shall be paid an amount equal to such fair value by Denison; or

(b)	are ultimately not entitled, for any reason, to be paid fair value for their Denison Shares shall be deemed to have participated in the Arrangement, commencing at the Effective Time, on the same basis as a non-dissenting holder of Denison Shares and shall be entitled to receive only the consideration contemplated in Section 3.1 hereof that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights, but in no case shall EFI, Denison or any other person be required to recognize holders of Denison Shares who exercise Dissent Rights as holders of Denison Shares after the time that is immediately prior to the Effective Time, and the names of such holders of Denison Shares who exercise Dissent Rights shall be deleted from the central securities register as holders of Denison Shares at the Effective Time.

ARTICLE 5—CERTIFICATES

5.1	Denison Class A Shares

Recognizing that the Denison Shares shall be renamed and re-designated as Denison Class A Shares pursuant to subsection 3.1(c)(i)(A) and that the Denison Class A Shares shall be exchanged partially for New Common Shares pursuant to subsection 3.1(c)(iii), Denison shall not issue replacement share certificates representing the Denison Class A Shares.

5.2	EFI Payment Shares

On or immediately prior to the Effective Time, EFI shall deliver or arrange to be delivered to the Depositary certificates representing the EFI Payment Shares for distribution to the Denison Shareholders, together with an irrevocable direction to distribute and transfer the EFI Payment Shares to the Denison Shareholders in accordance with this Plan of Arrangement.

5.3	New Common Shares

From and after the Effective Date, share certificates representing Denison Shares not deemed to have been cancelled pursuant to Article 4 shall for all purposes be deemed to be share certificates representing New Common Shares, and no new share certificates shall be issued with respect to the New Common Shares issued in connection with the Arrangement.

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5.4	Interim Period

Any Denison Shares traded after the Distribution Record Date will represent New Common Shares as of the Effective Date and shall not carry any rights to receive a pro rata portion of the EFI Note or EFI Payment Shares.

5.5	Withholding Rights

Denison and the Depositary shall be entitled to deduct and withhold from all dividends or other distributions otherwise payable to any Denison Shareholder such amounts as Denison or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986, as amended, or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Denison Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

5.6	Legality of Distribution of EFI Payment Shares

Notwithstanding anything else in this Plan of Arrangement, if it appears to EFI that it would be contrary to applicable law to issue EFI Payment Shares in repayment of the EFI Note pursuant to the Arrangement to a person that is not a resident of Canada or the United States, the EFI Payment Shares that otherwise would be issued, as the case may be, to that person will be issued, as the case may be, and delivered to the Depositary for sale of the EFI Payment Shares by the Depositary on behalf of that person. The EFI Payment Shares delivered to the Depositary will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depositary determines in its sole discretion. The Depositary shall not be obligated to seek or obtain a minimum price for any of the EFI Payment Shares sold by it. Each such person will receive a pro rata share of the cash proceeds from the sale of the EFI Payment Shares sold by the Depositary (less commissions, other reasonable expenses incurred in connection with the sale of the EFI Payment Shares and any amount withheld in respect of applicable taxes) in lieu of EFI Payment Shares. The payment of the net proceeds will be subject to Section 5.5. None of EFI, Denison or the Depositary will be liable for any loss arising out of any such sales.

ARTICLE 6—AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)	EFI and Denison reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) agreed to in writing by EFI and Denison, (iii) filed with the Court if required by the Interim Order and, if made following the Denison Meeting, approved by the Court, and (iv) communicated to holders or former holders of Denison Shares if and as required by the Court.

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(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Denison at any time prior to the Denison Meeting provided that EFI shall have consented thereto in writing, and, if so proposed and accepted by the persons voting at the Denison Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Denison Meeting shall be effective only if: (i) it is consented to in writing by each of EFI and Denison; and (ii) if required by the Court, it is consented to by holders of the Denison Shares voting in the manner directed by the Court.

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Court File No: CV-12-9726-00CL

IN THE MATTER OF BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, CHAP. B.16, SECTION 182, AS AMENDED

AND IN THE MATTER OF AN APPLICATION BY DENISON MINES CORP. RELATING TO A PROPOSED ARRANGEMENT INVOLVING DENISON MINES CORP. AND ENERGY FUELS INC.

ONTARIO SUPERIOR COURT OF JUSTICE – COMMERCIAL LIST

Proceeding commenced at Toronto

FINAL ORDER

BLAKE, CASSELS & GRAYDON LLP Barristers & Solicitors 199 Bay Street, Ste. 4000 Commerce Court West Toronto, Ontario M5L 1A9

Jeff Galway LSUC#: 28423P Tel: (416) 863-3859

Ryan A. Morris LSUC#: 50831C Tel: (416) 863-2176 Fax: (416) 863-2653 Lawyers for the Applicant, Denison Mines Corp.